UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2009

SOMERSET HILLS BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

155 Morristown Road Bernardsville, New Jersey		07924

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 221-0100

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)

On November 25, 2009, the Registrant and Somerset Hills Bank, a New Jersey chartered commercial bank and a wholly-owned subsidiary of the Registrant (the “Bank”), entered into Change in Control Agreements (the “Agreement”) with William S. Burns, James Nigro and Mark Schirm who serve as the Chief Financial Officer, Senior Lending Officer and Chief Technology Officer, respectively of the Registrant and the Bank. A copy of the form agreement is annexed hereto as Exhibit 10.1.

Under the terms of the Agreement, if the Registrant were to undergo a “change in control” as defined in the Agreement, each of Messrs. Burns, Nigro and Schirm would be entitled to a lump sum payment equal to twelve (12) months of such individual’s then current monthly “base salary” plus the individuals most recently paid cash bonus, provided they remain employed by the Registrant through consummation of the change in control and, to the extent requested by the Registrant or its successor, they remain in employment for a transition period of up to three months following the change in control, at their base salary and benefits in effect prior to the change in control. Based upon the current base salaries of and the last cash bonus paid to each of Messrs. Burns, Nigro and Schirm as of the date hereof, if a change in control were to have occurred as of the date hereof and the other terms of the agreements were complied with, Mr. Burns would have received a payment of $185,000, Mr. Nigro would have received a payment of $156,000 and Mr. Schirm would have received a payment of $148,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 25, 2009, the Registrant entered into an Amendment to the Option Agreement dated March 19, 2001 by and between the Registrant and the Registrant’s President, Chief Executive Officer, and Chief Operating Officer Stewart E. McClure, Jr. The Amendment extended the expiration date of non-qualified options to purchase 93,494 shares of the Registrant’s common stock from March 19, 2011 until March 19, 2014. The terms of other options granted to Mr. McClure, including those incentive stock options under Section 422 of the Internal Revenue Code granted to Mr. McClure pursuant to the March 19, 2001 grant agreement, have not been amended and will remain in full force and effect. The expense to be recognized by the Registrant in connection with the extension of Mr. McClure’s options will not be material.

In addition, the Registrant and the Bank entered into a change in control agreement with Mr. William S. Burns, the Registrant’s Chief Financial Officer. See Item 1.01(a) above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:

	10.1	Form of Change in Control Agreement

	10.2	Amendment to the Option Agreement by and between the Registrant and Stewart E. McClure, Jr.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: November 25, 2009	By:	/s/ Stewart E. McClure, Jr.

Steward E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Officer